Exhibit 77(q)(1)

                              PILGRIM MUTUAL FUNDS
                                  on behalf of
                          Pilgrim LargeCap Growth Fund
                           Pilgrim MidCap Growth Fund
                          Pilgrim SmallCap Growth Fund
                          Pilgrim Strategic Income Fund
                           Pilgrim High Yield Fund II
                            Pilgrim Money Market Fund
                              Pilgrim Balanced Fund
                            Pilgrim Convertible Fund
                           (collectively the "Funds")

                                    EXHIBITS

(b)     Revised   Investment   Policies  of  Pilgrim  LargeCap  Growth  Fund  is
        incorporated by reference to Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A as filed on December 22, 2000.

(e)(1) Form of Investment Management Agreement between PMF, on behalf of the Funds, and ING Pilgrim Investments is incorporated by reference to Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A as filed on December 22, 2000.

(e)(2) Form of Investment Sub-Advisory Agreement between ING Pilgrim Investments, on behalf of Pilgrim Convertible and Pilgrim LargeCap Growth Funds, and NACM is incorporated by reference to Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A as filed on December 22, 2000.